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INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Post-Effective
Amendment No. 1 to Form S-1 to Registration Statement No. 333-1600 of Shells Seafood Restaurants, Inc., (the "Company") on Form S-3 of our report dated February 21, 1997, appearing in the Annual Report on Form 10-K of the
Company for the year ended December 29, 1996 and to the reference to us under the heading "Experts" in the Prospectus, which is part of such Registration Statement.


/s/ DELOITTE & TOUCHE LLP
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Tampa, Florida
June 10, 1997